Exhibit 10.4

NARROWSTEP INC.
SUBSCRIPTION AGREEMENT

Narrowstep Inc.
116 Village Boulevard, Suite 200
Princeton, NJ 08540

Gentlemen:

Reference is hereby made to the Agreement and Plan of Merger, dated of even date herewith (the “Merger Agreement”), among Onstream Media Corporation (“Onstream”), Onstream Merger Corp. (“Merger Sub”) and Narrowstep Inc. (the Company”). The Merger Agreement provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”). Capitalized terms used herein have the respective meanings ascribed thereto in the Merger Agreement unless otherwise defined herein.

The Merger Agreement provides, among other things, that Onstream’s obligation to effect the Merger is conditioned upon the receipt by the Company of an investment of $300,000 (the “Investment”). The parties hereto intend the subscription contemplated by this Subscription Agreement (this “Agreement”) to constitute a part of the Investment.

Accordingly, in order to satisfy the conditions to the closing of the Merger, the undersigned desires to purchase shares of the Company’s Series A Preferred Stock having substantially the terms and conditions described in Schedule I attached hereto (the “Preferred Stock”) for an aggregate purchase price of $___________. The parties hereto acknowledge that the only condition precedent to the obligation of the undersigned to purchase the shares of Preferred Stock subscribed for pursuant to this Agreement is the simultaneous consummation of the Merger.

The undersigned acknowledges that a certificate of relative rights, privileges and designations of the Preferred Stock (the “Certificate of Designation”) shall be filed by the Company with the Secretary of State of Delaware prior to the Effective Time of the Merger. In addition, the undersigned acknowledges that the Company intends to offer additional shares of Preferred Stock to one or more other investors so that the aggregate amount received by the Company from all sales of Preferred Stock shall be not less than $300,000 (the "Offering").

In connection with this Agreement, the undersigned subscriber represents and acknowledges as follows:

Section 1. Access to Information.

The Company has provided access to the undersigned and any investment advisor, attorney, accountant and/or other purchaser representative acting on behalf of the undersigned (all of whom are hereinafter collectively referred to as "purchaser representatives") copies of all filings made by the Company with the Securities and Exchange Commission (the “SEC”) on or prior to the date hereof (the “SEC Filings”), and an opportunity to ask questions and receive answers concerning the proposed business of the Company and the terms and conditions of the Merger and the Offering, and have provided to the undersigned and the undersigned's purchaser representative(s), if any, an opportunity to obtain any and all additional information necessary to verify the accuracy of the information which has been furnished.

Section 2. Reliance on Own Knowledge and Experience or Purchaser Representative.

The undersigned represents that is an “accredited investor” as such term is defined pursuant to Regulation D under the Securities Act of 1933, as amended (the “Act”), and that he has had prior investment experience, including investments in unregistered securities and is qualified by training and experience in business and financial matters to evaluate the merits and risks of an investment such as the purchase of the Preferred Stock offered by the Company.

Section 3. Subscriber's Acknowledgments.

The Company has disclosed to me and the undersigned understands that:

(a) There is no present public market for the Preferred Stock and it is unlikely that a public market for the Preferred Stock will develop in the future.

(c) Due to the absence of a public market for the Preferred Stock: (i) the undersigned may not be able to liquidate this investment in the event of an unexpected need for cash; (ii) transferability of the Preferred Stock is extremely limited; and (iii) in the event of a disposition of the Preferred Stock, the undersigned could sustain the loss of all or part of his investment in the Preferred Stock.

(d) The Preferred Stock has not been registered under the Act or State securities laws and, therefore, the Preferred Stock cannot be resold or transferred unless it is subsequently registered under the Act and applicable State securities or "Blue Sky" laws or exemptions from such registration are available.

(e) A legend summarizing the restrictions on the transfer of the Preferred Stock will be made on the Preferred Stock to be purchased by me.

(f) The Preferred Stock has not been registered under the Act in reliance upon an exemption under the provisions of that Act which depends, in part, upon the investment intention of the purchaser. In this connection, the undersigned understands that it is the position of the SEC that the statutory basis for such exemption would not be present if the representation of the purchaser merely meant that its present intention was to hold such Preferred Stock for a short period, such as the capital gains period of the Internal Revenue Code, for a deferred sale, for a market rise, or for a sale if the market does not rise (assuming that a market develops) for a year, or for any other fixed period. The undersigned realizes that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with this investment representation, and the SEC might regard such a sale or disposition as a deferred sale to which the exemption is not available.

(g) An investment in the Company involves considerable risks not associated with other investments, including without limitation, the risks identified in the SEC Filings.

(h) No Federal or State agency has made any finding or determination as to the fairness of the investment, nor have they made any recommendation or endorsement concerning the Preferred Stock.

(i) This Subscription Agreement is not revocable by the undersigned and the undersigned is submitting this Agreement intending to be legally bound thereby.

(j) The undersigned acknowledges that he has reviewed the SEC Filings to the extent he deemed necessary or advisable. The undersigned has had an opportunity to ask questions of and has received answers from the Company concerning any of the information contained in the SEC Filings and any other information requested by the undersigned regarding the Merger, the Offering and the business and operations of the Company.

Section 4. Subscriber Representations.

The undersigned represents and warrants as follows:

(a) The undersigned is acquiring the Preferred Stock for his own account for investment only and not for or with a view to resale or distribution. The undersigned has not entered into any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Preferred Stock which he is subscribing to purchase and the undersigned has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement.

(b) The undersigned can bear the economic risk of losing his entire investment in the Preferred Stock. The undersigned is prepared to bear the economic risk of this investment for an indefinite time.

(c) The overall commitment of the undersigned to investments which are not readily marketable is not disproportionate to his net worth, and an investment in the Preferred Stock will not cause such overall commitment to become excessive. The undersigned's need for diversification in his investment portfolio will not be impaired by an investment in the Company.

(d) The undersigned has adequate means of satisfying his short term needs for cash and has no present need for liquidity which would require him to sell his Preferred Stock.

(e) The undersigned has substantial experience in making investment decisions of this type and/or he is relying on his own advisors in making this investment decision and, therefore, either alone or together with its advisors, he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Company.

(f) The principal business address of the undersigned, or if the undersigned is an individual, his principal residence, is in the state indicated in the address beneath his signature at the end of this Agreement. Unless otherwise indicated, all communications, contacts and discussions relating to the Offering occurred in the state in which the undersigned maintains its office, or if the undersigned is an individual, in the state in which he maintains his residence.

Section 5. Reliance on Representations.

The undersigned acknowledges and understands that the Company and its directors, officers, employees, agents and representatives are relying upon the information, representations and agreements contained in this Agreement and upon any other information which has been furnished by the undersigned in determining that the undersigned is a suitable investor and that this investment is duly authorized and in deciding to accept the undersigned's subscription for the Preferred Stock.

Section 6. Agreements of the Undersigned Subscriber.

The undersigned hereby agrees as follows:

(a) This offer may be accepted or rejected, in whole or in part, in the sole discretion of the Company.

(b) In the event this offer to purchase is accepted, the undersigned agrees to execute all documents in connection therewith deemed necessary or advisable by the Company in its sole discretion.

(c) Any Preferred Stock acquired pursuant to the Offering will not be sold or otherwise transferred: (i) without the prior written consent of the Company, which consent shall be conditioned on receipt of an opinion of counsel reasonably satisfactory to the Company to the effect that such proposed transfer is being made pursuant to the registration requirements of the Act or pursuant to an exemption therefrom and complies in all respects with any applicable state securities or "Blue Sky" laws, or (ii) without registration under the Act and applicable State securities or "Blue Sky" laws.

(d) In the event the subscription is not accepted, any money tendered will be refunded in full without interest and without deduction within a reasonable period of time.

Section 7. Representations Relating to Authority.

If the undersigned subscriber is a corporation, partnership, trust or other entity, the undersigned represents and warrants that:

(a) It is duly incorporated or organized, validly existing and in good standing in its state of incorporation or organization and in all other jurisdictions in which the character of its business makes such qualification necessary.

(b) It has full power and authority to enter into, deliver and perform this Agreement and it has taken all action required to authorize the execution and delivery of this Agreement and to consummate the transactions contemplated hereby. This Agreement is the valid and binding obligation of the subscriber, enforceable against it in accordance with its terms and the person signing such documents on behalf of the subscriber has been duly authorized to act on behalf of and to bind the subscriber.

(c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of the certificate of incorporation and by-laws or the partnership agreement, trust agreement or limited liability company operating agreement, as applicable, or any agreement or contract to which the subscriber is a party or by which it is bound, or any applicable law, ordinance, rule or regulation of any governmental body having jurisdiction over the subscriber or its business or any order, judgment or decree applicable to the subscriber.

Section 8. Consent to Merger.

The undersigned subscriber hereby consents to, ratifies and approves the Merger and consents to, ratifies and approves the Merger Agreement. If requested by the Company or Onstream, the undersigned hereby agrees to execute a separate consent evidencing the consent of the undersigned as a holder of Preferred Stock to the approval of the Merger and the adoption of the Merger Agreement and to take such actions as may be reasonably requested to evidence such consent and approval.

Section 9. Indemnification.

The undersigned subscriber agrees to indemnify and hold harmless the Company and each director, officer, employee, agent or representative thereof from and against any and all loss, damage or liability and all related costs and expenses (including but not limited to, reasonable attorney's fees and costs of investigation) due to or arising out of a breach of any covenant, representation or warranty made by him in this Agreement.

Section 10. Miscellaneous.

(a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid to the undersigned at the address set forth below and to the Company at the address set forth above.

(b) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the choice of law principles thereof.

(c) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

(d) Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine shall include the feminine and neuter genders, and vice-versa; and the word "person" shall include an individual, corporation, partnership, trust, estate or other entity.

Section 11. Foreign Person. (check one)

The undersigned hereby certifies that he is not a "foreign person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code and agrees to notify the Company prior to becoming a foreign person as so defined. A "foreign person" is a person who is not a citizen or resident of the United States.

The undersigned hereby certifies that he is a "foreign person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

Section 12. Subscription.

The undersigned hereby subscribes for shares of Preferred Stock at the aggregate purchase price indicated below:

Purchase Price: $______________

The check of the undersigned in the amount indicated above, payable to the Company, or a wire transfer or delivery to the account of the Company, will be delivered to the Company upon demand and, in any event, prior to the Effective Time.

NAME AND ADDRESS OF SUBSCRIBER:

Telephone Number	Signature, if individual

By:
Social Security Number
or Taxpayer I.D. No.
TITLE, if applicable

Company Acceptance:

Accepted on ___________________, 2008

NARROWSTEP INC.

By:
Title:

Schedule I

Material Terms of Series A Preferred Stock

The Series A Preferred Stock shall be entitled to such dividends as may be declared by the board of Directors from time to time out of funds legally available therefor.

Upon any liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock shall be entitled to a liquidation preference equal to the stated value of the shares of Series A Preferred Stock held by them together with all unpaid dividends in respect thereof.

Holders of Series A Preferred Stock shall have no voting rights except as may be provided by applicable law.

No shares of any class or series ranking prior to the Series A Preferred Stock as to dividends or upon liquidation may be issued without the approval of the holders of a majority of the Series A Preferred Stock then outstanding.

The holders of the Series A Preferred Stock shall have no right to convert the Series A Preferred Stock into Common Stock or any other security of the Company and shall have no right to force the redemption or repurchase of the Series A Preferred Stock by the Company.